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EXHIBIT 10.9

AMENDMENT
TO THE ARRAY BIOPHARMA INC.
AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN

The Array BioPharma Inc. Amended and Restated Stock Option and Incentive Plan (as amended, the "Plan") is hereby amended as set forth below:

1.
Section 4 of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:

4.
STOCK SUBJECT TO THE PLAN

  Subject to adjustment as provided in Section 22 hereof, the number of shares of Stock available for issuance under the Plan shall be 10,728,370, which number shall be increased, but not decreased, by any "Additional Authorized Shares." Additional Authorized Shares, for purposes of the Plan, means on any given day the difference between (1) the Company's issued and outstanding shares of Stock (on a fully diluted, as converted basis) multiplied by a factor of 25% minus (2) the number of outstanding shares of Stock relating to Awards plus the number of shares of Stock available for future grants of Awards on such date. The number of shares of Stock available for issuance under the Plan as incentive stock options may not exceed 10,728,370 shares, which number shall be increased each January 1 for the next five years beginning in 2001 by 250,000 shares; provided, that, at no time may the number of shares of Stock available for issuance under the Plan as incentive stock options exceed the total number of shares reserved for issuance under the Plan; provided, further, that in no event shall the number of Additional Authorized Shares when added to the number of shares of Common Stock reserved for issuance from time to time (i) under the Plan that are not Additional Authorized Shares, (ii) under the Company's Employee Stock Purchase Plan, (iii) upon exercise of any other outstanding warrants or options to purchase Common Stock, or (iv) upon conversion of any outstanding shares of stock that is convertible into or exchangeable for Common Stock exceed the total number of shares of Common Stock authorized for issuance under the Company's Amended and Restated Certificate of Incorporation. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

2.
Capitalized terms as used in this Amendment and not otherwise defined in this Amendment, shall have the meanings assigned to them in the Plan. The Plan shall otherwise be unchanged by this Amendment.

* * * * *

This Amendment was duly adopted by the Board of Directors of Array BioPharma Inc. by resolution approved by unanimous written consent of the Board of Directors dated as of February 13, 2012, in accordance with Section 21 of the Plan.

By: /s/ JOHN R. MOORE
John R. Moore, Secretary

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  EXHIBIT 10.9
AMENDMENT TO THE ARRAY BIOPHARMA INC. AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN